UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2025

AMPCO-PITTSBURGH CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-898	25-1117717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue Suite 301
Carnegie, Pennsylvania		15106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 412 456-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange
Series A Warrants to purchase shares of Common Stock	AP WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On May 8, 2025, each of Frederick D. DiSanto and Stephen E. Paul informed the Board of Directors (the “Board”) of Ampco-Pittsburgh Corporation (the “Corporation”) of their intention to step down from the Board of the Corporation as directors of the class of 2026, effective as of May 15, 2025. Mr. DiSanto will step down from the Finance and Investment Committee of the Board, and Mr. Paul will step down from the Compensation and Finance and Investment Committees at the same time. The decision of neither Mr. DiSanto nor Mr. Paul to step down from the Board is the result of any dispute or disagreement with the Corporation or its Board.

With the resignations of Mr. DiSanto and Mr. Paul from the Board, the Board has determined to return the size of the Board to eight (8) directors, down from ten (10) directors, effective upon their resignations.

Approval of 2016 Omnibus Incentive Plan (as Amended and Restated)

On March 6, 2025, the Board, subject to shareholder approval, approved the Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan, as amended and restated (the “Plan”). The Plan is currently the Corporation’s only plan providing for the issuance of equity-based awards. The Compensation Committee of the Board administers the Plan to provide future grants of stock options and other share-based awards to the Corporation’s directors, officers and employees. On May 8, 2025, shareholders holding a majority of the common stock, $1.00 par value (the “common stock”) of the Corporation voted in favor of the amendment to the Plan.

The Compensation Committee of the Board recommended amending the Plan after reviewing the Plan and, based on that review, determining that an insufficient number of shares were available under the Plan. This amendment and restatement of the Plan increases the number of shares of Common Stock available for delivery under the plan by 500,000 shares. The additional shares of the Corporation’s Common Stock authorized to be delivered under the Plan pursuant to the amendment are expected to be registered pursuant to a registration statement on Form S-8.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2025, the Corporation held its annual meeting of shareholders. The following are the voting results for the proposals that were voted upon by the Corporation’s shareholders at that meeting:

1. In the election of three directors for a term that expires in 2028:

	For	Withheld	Broker Non-Votes
Robert A. DeMichiei	15,182,166	150,250	2,824,474
William K. Lieberman	13,184,179	449,851	2,824,474
Laurence E. Paul	15,020,857	311,559	2,824,474

2. To approve, in a non-binding advisory vote, the compensation of the Corporation’s named executive officers:

For	Against	Abstain	Broker Non-Votes
14,343,278	415,618	7,391	2,824,474

3. To approve the Ampco-Pittsburgh 2016 Omnibus Incentive Plan (as Amended and Restated):

For	Against	Abstain	Broker Non-Votes
14,626,028	81,891	58,368	2,824,474

4. To ratify the appointment of BDO USA, P.C. as the independent registered public accounting firm for 2025:

For	Against	Abstain
17,522,087	58,196	10,478

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan, as amended and restated, incorporated by reference to Registration Statement on Form S-8 filed on May 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date:	May 9, 2025	By:	/s/ Michael G. McAuley
Michael G. McAuley Senior Vice President, Chief Financial Officer and Treasurer